UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2010

ALION SCIENCE AND TECHNOLOGY CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	333-89756	54-2061691
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Tysons Boulevard Suite 1300 McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

703-918-4480
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 2, 2010, Alion Science and Technology Corporation (“Alion”, the “Company”) entered into a supplemental indenture (the “First Supplemental Indenture”), effective as of February 26, 2010, among the Company, Wilmington Trust Company, as trustee (the “Trustee”), Alion-IPS Corporation (“IPS”), Washington Consulting Government Services, Inc. (“WCGS”) and Alion Canada (US) Corporation (“ACUS”), to the indenture (the “Indenture”), dated as of February 8, 2007, among the Company, the subsidiary guarantors party thereto and the Trustee relating to the Company’s 101/4% Senior Notes due 2015. Pursuant to the First Supplemental Indenture, IPS, WCGS and ACUS became guarantors of the Company’s obligations under the Indenture. Capitalized terms used but not defined herein shall have the meaning assigned to them in the Indenture.

Section 4.12 of the Indenture requires the Company to cause each Domestic Restricted Subsidiary that Incurs any Indebtedness to execute and deliver to the Trustee a guaranty agreement under the Indenture at the same time as it Incurs such Indebtedness. WCGS entered into Supplement No. 5 (the “Credit Guarantee”), dated as of April 7, 2008, to the Guarantee and Collateral Agreement, dated as of August 2, 2004, among the Company, the subsidiary guarantors party thereto and Credit Suisse First Boston, as collateral agent, pursuant to which WCGS became a guarantor of the Company’s obligations under the credit agreement, dated as of August 2, 2004, among the Company, the lenders party thereto and Credit Suisse First Boston, as administrative agent and collateral agent. The execution and delivery of the First Supplemental Indenture by WCGS occurred after it Incurred Indebtedness, and, as a result, the Company was not in compliance with Section 4.12 of the Indenture until the execution and delivery of the First Supplemental Indenture by WCGS.

A copy of the First Supplemental Indenture is attached to this Current Report on Form 8-K as Exhibit 10.92, and it is incorporated by reference as though it were fully set forth herein. The foregoing summary description of the First Supplemental Indenture is not complete, and it is qualified in its entirety by the complete text of the First Supplemental Indenture.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.92: First Supplemental Indenture, dated as of February 26, 2010, between Alion-IPS Corporation, Washington Consulting Government Services, Inc., Alion Canada (US) Corporation, Alion Science and Technology Corporation and Wilmington Trust Company, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2010

ALION SCIENCE AND TECHNOLOGY
CORPORATION

By: /s/ Michael J. Alber
Name: Michael J. Alber
Title: Senior VP and CFO